                                                                    Exhibit 10.6

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                               eFUNDS CORPORATION

       $100,000,000 5.39% Senior Guaranteed Notes due September 30, 2012

                                   ----------

                            NOTE PURCHASE AGREEMENT

                                   ----------

                         Dated as of September 30, 2005

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

                               TABLE OF CONTENTS

SECTION                                  HEADING                            PAGE
-------                                  -------                            ----
SECTION 1. AUTHORIZATION OF NOTES........................................     1

SECTION 2. SALE AND PURCHASE OF NOTES....................................     2

SECTION 3. CLOSING.......................................................     2

SECTION 4. CONDITIONS TO CLOSING.........................................     2
   Section 4.1.    Representations and Warranties........................     2
   Section 4.2.    Performance; No Default...............................     2
   Section 4.3.    Compliance Certificates...............................     3
   Section 4.4.    Opinions of Counsel...................................     3
   Section 4.5.    Purchase Permitted By Applicable Law, Etc.............     3
   Section 4.6.    Sale of Other Notes...................................     3
   Section 4.7.    Payment of Special Counsel Fees.......................     3
   Section 4.8.    Private Placement Number..............................     4
   Section 4.9.    Changes in Corporate Structure........................     4
   Section 4.10.   Funding Instructions..................................     4
   Section 4.11.   Proceedings and Documents.............................     4
   Section 4.12.   Consent of Administrative Agent under Bank Credit
                      Agreement..........................................     4
   Section 4.13.   Subsidiary Guarantee Agreement........................     4
   Section 4.14.   Intercreditor Agreement...............................     4

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS................     4
   Section 5.1.    Organization; Power and Authority.....................     5
   Section 5.2.    Authorization, Etc....................................     5
   Section 5.3.    Disclosure............................................     5
   Section 5.4.    Organization and Ownership of Shares of
                   Subsidiaries; Affiliates..............................     5
   Section 5.5.    Financial Statements; Material Liabilities............     6
   Section 5.6.    Compliance with Laws, Other Instruments, Etc..........     6
   Section 5.7.    Governmental Authorizations, Etc......................     7
   Section 5.8.    Litigation; Observance of Agreements, Statutes and
                      Orders ............................................     7
   Section 5.9.    Taxes.................................................     7
   Section 5.10.   Title to Property; Leases.............................     7
   Section 5.11.   Licenses, Permits, Etc................................     8
   Section 5.12.   Compliance with ERISA.................................     8
   Section 5.13.   Private Offering by the Obligors......................     8
   Section 5.14.   Use of Proceeds; Margin Regulations...................     9

   Section 5.15.   Existing Indebtedness; Future Lien....................     9
   Section 5.16.   Foreign Assets Control Regulations, Etc...............     9
   Section 5.17.   Status under Certain Statutes.........................    10
   Section 5.18.   Environmental Matters.................................    10
   Section 5.19.   Pari Passu Ranking....................................    11

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.............................    11
   Section 6.1.    Purchase for Investment...............................    11
   Section 6.2.    Source of Funds.......................................    11

SECTION 7. INFORMATION AS TO COMPANY.....................................    13
   Section 7.1.    Financial and Business Information....................    13
   Section 7.2.    Officer's Certificate.................................    15
   Section 7.3.    Visitation............................................    16
   Section 7.4.    Limitation on Disclosure Obligation...................    16

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES...........................    17
   Section 8.1.    Maturity..............................................    17
   Section 8.2.    Optional Prepayments..................................    17
   Section 8.3.    Prepayment of Notes Upon Change in Control............    18
   Section 8.4.    Allocation of Partial Prepayments.....................    19
   Section 8.5.    Maturity; Surrender, Etc..............................    19
   Section 8.6.    Purchase of Notes.....................................    19
   Section 8.7.    Make-Whole Amount.....................................    19

SECTION 9. AFFIRMATIVE COVENANTS.........................................    21
   Section 9.1.    Compliance with Law...................................    21
   Section 9.2.    Insurance.............................................    21
   Section 9.3.    Maintenance of Properties.............................    21
   Section 9.4.    Payment of Taxes and Claims...........................    21
   Section 9.5.    Corporate Existence, Etc..............................    22
   Section 9.6.    Books and Records.....................................    22
   Section 9.7.    Subsidiary Guarantors.................................    22
   Section 9.8.    Pari Passu Ranking....................................    23

SECTION 10. NEGATIVE COVENANTS...........................................    24
   Section 10.1.   Transactions with Affiliates..........................    24
   Section 10.2.   Merger, Consolidation, Etc............................    24
   Section 10.3.   Line of Business......................................    25
   Section 10.4.   Terrorism Sanctions Regulations.......................    26
   Section 10.5.   Liens.................................................    26
   Section 10.6.   Sale of Assets........................................    28
   Section 10.7.   Priority Debt.........................................    29
   Section 10.8.   Subsidiary Debt Limitation............................    29

   Section 10.9.   Consolidated Total Indebtedness to Consolidated
                      EBITDA.............................................    30
   Section 10.10.  Minimum Fixed Charge Coverage.........................    30
   Section 10.11.  Sale of Accounts......................................    30

SECTION 11. EVENTS OF DEFAULT............................................    30

SECTION 12. REMEDIES ON DEFAULT, ETC.....................................    32
   Section 12.1.   Acceleration..........................................    32
   Section 12.2.   Other Remedies........................................    33
   Section 12.3.   Rescission............................................    33
   Section 12.4.   No Waivers or Election of Remedies, Expenses, Etc.....    34

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES................    34
   Section 13.1.   Registration of Notes.................................    34
   Section 13.2.   Transfer and Exchange of Notes........................    34
   Section 13.3.   Replacement of Notes..................................    35

SECTION 14. PAYMENTS ON NOTES............................................    35
   Section 14.1.   Place of Payment......................................    35
   Section 14.2.   Home Office Payment...................................    35

SECTION 15. EXPENSES, ETC................................................    36
   Section 15.1.   Transaction Expenses..................................    36
   Section 15.2.   Survival..............................................    36

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                   AGREEMENT.............................................    36

SECTION 17. AMENDMENT AND WAIVER.........................................    37
   Section 17.1.   Requirements..........................................    37
   Section 17.2.   Solicitation of Holders of Notes......................    37
   Section 17.3.   Binding Effect, etc...................................    37
   Section 17.4.   Notes Held by Company, etc............................    38

SECTION 18. NOTICES......................................................    38

SECTION 19. REPRODUCTION OF DOCUMENTS....................................    38

SECTION 20. CONFIDENTIAL INFORMATION.....................................    39

SECTION 21. SUBSTITUTION OF PURCHASER....................................    40

SECTION 22. GUARANTEE AGREEMENT..........................................    40
   Section 22.1.   Guaranteed Obligations................................    40
   Section 22.2.   Performance under this Agreement......................    41
   Section 22.3.   Waivers...............................................    41
   Section 22.4.   Certain Waivers of Subrogation, Reimbursement and
                      Indemnity..........................................    42
   Section 22.5.   Releases..............................................    42
   Section 22.6.   Marshaling............................................    43
   Section 22.7.   Liability.............................................    43
   Section 22.8.   Character of Obligation...............................    44
   Section 22.9.   Election to Perform Obligations.......................    45
   Section 22.10.  No Election...........................................    45
   Section 22.11.  Severability..........................................    46
   Section 22.12.  Other Enforcement Rights..............................    46
   Section 22.13.  Delay or Omission; No Waiver..........................    46
   Section 22.14.  Restoration of Rights and Remedies....................    46
   Section 22.15.  Cumulative Remedies...................................    46
   Section 22.16.  Survival..............................................    46
   Section 22.17.  Miscellaneous.........................................    46
   Section 22.18.  Limitation............................................    47
   Section 22.19.  Written Notice........................................    47

SECTION 23. MISCELLANEOUS................................................    47
   Section 23.1.   Successors and Assigns................................    47
   Section 23.2.   Payments Due on Non-Business Days.....................    47
   Section 23.3.   Accounting Terms......................................    48
   Section 23.4.   Severability..........................................    48
   Section 23.5.   Construction, etc.....................................    48
   Section 23.6.   Counterparts..........................................    48
   Section 23.7.   Governing Law.........................................    49
   Section 23.8.   Jurisdiction and Process; Waiver of Jury Trial........    49
Signature................................................................    50

SCHEDULE A     -- INFORMATION RELATING TO PURCHASERS
SCHEDULE B     -- DEFINED TERMS
SCHEDULE 5.4   -- Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5   -- Financial Statements
SCHEDULE 5.8   -- Litigation
SCHEDULE 5.15  -- Existing Indebtedness
EXHIBIT 1      -- Form of 5.39% Senior Guaranteed Note due September 30, 2012
EXHIBIT 4.4(a) -- Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(b) -- Form of Opinion of Special Counsel for the Purchasers
EXHIBIT 4.14   -- Form of Intercreditor Agreement
EXHIBIT 9.7.   -- Form of Joinder Agreement
                               eFUNDS CORPORATION

                       8501 N. Scottsdale Road, Suite 300
                            Scottsdale, Arizona 85253

        $100,000,000 5.39% Senior Guaranteed Notes due September 30, 2012

                                                        As of September 30, 2005

TO EACH OF THE PURCHASERS LISTED IN
     SCHEDULE A HERETO:

Ladies and Gentlemen:

     eFunds Corporation, a Delaware corporation (the "COMPANY"), and each of the Guarantors which are party hereto from time to time, jointly and severally, agree with each of the purchasers whose names appear at the end hereof (each, a "PURCHASER" and, collectively, the "PURCHASERS") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 5.39% Senior Guaranteed Notes due September 30, 2012 (the "NOTES," such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

     Payment of the principal of, Make-Whole Amount and interest on the Notes and the other amounts owing hereunder and under the other Financing Agreements
(a) shall be unconditionally guaranteed, jointly and severally, by the Guarantors pursuant to the Guarantee Agreement and (b) subject to the terms and conditions of Sections 9.8 and 10.5(n), may be secured by the Collateral. In addition, pursuant to the terms of the Intercreditor Agreement, the holders of the Notes and the Lenders under the Bank Credit Agreement have agreed, among other things, to share on a pari passu basis, in the manner set forth therein, the proceeds arising from (i) any Guaranty given by the Company's Subsidiaries in support of the Company's obligations under the Financing Agreements and the Bank Credit Agreement (and the other Loan Documents as defined in the Bank Credit Agreement) and/or (ii) any Collateral.

eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

SECTION 2. SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the "CLOSING") on September 30, 2005 or on such other Business Day thereafter on or prior to October 3, 2005 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 656417870 at JPMorgan Chase Bank, N.A., 201 North Central Avenue, Phoenix, Arizona 85004, ABA Number 021000021. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

     Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Obligors in this Agreement and the other Financing Agreements to which they are a party shall be correct when made and at the time of the Closing.

     SECTION 4.2. PERFORMANCE; NO DEFAULT. The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by each of them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither any Obligor nor any Subsidiary shall have entered into any transaction since the date of the
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

Memorandum that would have been prohibited by Sections 10.1, 10.2 and 10.5 through 10.11, inclusive, had such Sections applied since such date.

     SECTION 4.3. COMPLIANCE CERTIFICATES.

     (a) Officer's Certificate. Each Obligor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

     (b) Secretary's Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Agreements to which it is a party.

     SECTION 4.4. OPINIONS OF COUNSEL. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from each of the General Counsel of the Company and Dorsey & Whitney LLP, special counsel to the Company, covering the matters set forth in
Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs such counsels to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

     SECTION 4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing such Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

     SECTION 4.6. SALE OF OTHER NOTES. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

     SECTION 4.7. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     SECTION 4.8. PRIVATE PLACEMENT NUMBER. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     SECTION 4.9. CHANGES IN CORPORATE STRUCTURE. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, other than the WildCard Acquisition as described in the Memorandum, including Section 1 thereof, and the other acquisitions described in Section 2 of the Memorandum.

     SECTION 4.10. FUNDING INSTRUCTIONS. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Senior Financial Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

     SECTION 4.11. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by the Financing Agreements and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

     SECTION 4.12. CONSENT OF ADMINISTRATIVE AGENT UNDER BANK CREDIT AGREEMENT. The Company shall have obtained and provided a copy thereof to each Purchaser, the written consent of the administrative agent under the Bank Credit Agreement with respect to the transactions contemplated by this Agreement.

     SECTION 4.13. GUARANTEE AGREEMENT. Each Subsidiary that qualifies as a Guarantor on the date of Closing pursuant to the terms of Section 9.7 shall have executed and delivered this Agreement, and this Agreement shall be in full force and effect with respect to such Guarantors.

     SECTION 4.14. INTERCREDITOR AGREEMENT. The Administrative Agent, on behalf of itself and the Lenders, each of the Purchasers and the Collateral Agent shall have executed and delivered (and each Obligor as of the date of Closing shall have executed and delivered a consent and agreement to) the Intercreditor Agreement substantially in the form of Exhibit 4.14 (as amended, restated, supplemented or modified from time to time, the "INTERCREDITOR AGREEMENT"), and the Intercreditor Agreement shall be in full force and effect.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.,

     The Obligors, jointly and severally, represent and warrant to each Purchaser that:

eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. Each Obligor is a corporation, limited liability company or partnership, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, and is duly qualified as a foreign corporation, limited liability company or partnership, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate, limited liability company or partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Agreements to which it is a party, and to perform the provisions thereof.

     SECTION 5.2. AUTHORIZATION, ETC. The Financing Agreements have been duly authorized by all necessary corporate, limited liability company or partnership action on the part of each Obligor party thereto, and this Agreement and the Guarantee Agreement constitute, and upon execution and delivery thereof each Note and other Financing Agreement will constitute, a legal, valid and binding obligation of each Obligor party hereto and/or thereto, as the case may be, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 5.3. DISCLOSURE. The Company, through its agent, J.P. Morgan Securities Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated September, 2005 (the "MEMORANDUM"), relating to the transactions contemplated hereby. This Agreement, the Memorandum and the financial statements delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and identified in
Schedule 5.5 (this Agreement, the Memorandum and such financial statements delivered to each Purchaser prior to September 20, 2005 being referred to, collectively, as the "DISCLOSURE DOCUMENTS") fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries, taken as a whole. The Disclosure Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2004, there has been no change in the financial condition, operations, business, properties or prospects of any Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

     SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary will on the date of the Closing be a Guarantor and Obligor under this
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

Agreement and (ii) of the Company's directors and senior officers. There are no Persons that are Affiliates of the Company which are not Subsidiaries.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the Bank Credit Agreement, the Financing Agreements, the agreements listed on Schedule 5.4 and limitations imposed by corporate law or similar statutes or by applicable regulatory or taxing authorities) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     SECTION 5.5. FINANCIAL STATEMENTS; MATERIAL LIABILITIES. The Company or J.P. Morgan Securities Inc., as agent for the Company, has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnotes). The Company and its Subsidiaries do not have any Material contingent obligations that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

     SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by each Obligor of the Financing Agreements to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or (except with respect to any Collateral created pursuant to the terms of the Financing Agreements) result in the creation of any Lien in respect of any property of such Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which such Obligor or any Subsidiary is bound or by which such Obligor or any Subsidiary or any of their respective properties may be bound or
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Obligor or any Subsidiary.

     SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of the Financing Agreements to which it is a party other than Form 8-K filings to be filed with the SEC within five Business Days after the Closing (and the failure to make such filing would not affect the legality, validity or enforceability of the Financing Agreements against the Obligors).

     SECTION 5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. Except as set forth in Schedule 5.8:

     (a) there are no actions, suits, investigations or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting such Obligor or any Subsidiary or any property of such Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

     (b) neither any Obligor nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot
Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.9. TAXES. To the extent a failure to do so could reasonably be expected to result in a Material Adverse Effect, each Obligor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Obligor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. No Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The Federal income tax liabilities of each Obligor and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2001.

     SECTION 5.10. TITLE TO PROPERTY; LEASES. Each Obligor and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by any Obligor or any Subsidiary after said date
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

(except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the Financing Agreements. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     SECTION 5.11. LICENSES, PERMITS, ETC. (a) Each Obligor and its Subsidiaries own or are licensed to use all patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material and no Obligor or Subsidiary is infringing upon the intellectual property rights of any other Person, except for such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (b) To the actual knowledge of any Responsible Officer of each Obligor, there is no Material violation by any Person of any right of such Obligor or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by such Obligor or any of its Subsidiaries.

     SECTION 5.12. ERISA AND EMPLOYEE BENEFITS. (a) Neither the Company nor any ERISA Affiliate maintains, contributes to, or is obligated to maintain or contribute to, or has, at any time within the past six years, maintained, contributed to or been obligated to maintain or contribute to, any Plan or Multiemployer Plan.

     (b) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Obligors and their Subsidiaries is not Material.

     (c) The execution and delivery of this Agreement and the Guarantee Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

     SECTION 5.13. PRIVATE OFFERING BY THE OBLIGORS. Neither any Obligor nor anyone acting on its behalf has offered the Notes or the Guarantee Agreement or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 30 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither any Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes and the Guarantee Agreement to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Notes to refinance and permanently retire outstanding Indebtedness under the Loan Agreement dated as of July 1, 2005 entered into among the Company, the certain lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5.0% of the value of the consolidated assets of any Obligor and its Subsidiaries and no Obligor has any present intention that margin stock will constitute more than 5.0% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

     SECTION 5.15. EXISTING INDEBTEDNESS; FUTURE LIENS. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of each Obligor and its Subsidiaries as of July 1, 2005 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of such Obligor or its Subsidiaries. Neither any Obligor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in Schedule 5.15, neither any Obligor nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

     (c) Neither any Obligor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of such Obligor, other than the Bank Credit Agreement and the Financing Agreements.

     SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. (a) Neither the sale of the Notes by the Company hereunder nor the Guaranty by the Guarantors under the Guarantee Agreement nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (b) Neither any Obligor nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or
(ii) to the actual knowledge of any Responsible Officer of any Obligor, engages in any material dealings or transactions with any such Person. Each Obligor and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

     (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Obligors.

     SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither any Obligor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     SECTION 5.18. ENVIRONMENTAL MATTERS. (a) Neither any Obligor nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Obligor or any of its Subsidiaries or any of their respective real properties now or formerly owned, or, to the actual knowledge of any Responsible Officer of any Obligor, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

     (b) No Responsible Officer of any Obligor has actual knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by such Obligor or any Subsidiary or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

     (c) Neither any Obligor nor any Subsidiary has, to the actual knowledge of any Responsible Officer of any Obligor, stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

     (d) All buildings on all real properties now owned, leased or operated by each Obligor or any Subsidiary are (to the actual knowledge of any Responsible Officer of any Obligor with respect to such leased or operated real properties) in compliance with applicable Environmental
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.19. PARI PASSU RANKING. Except for Indebtedness specifically identified as such on Schedule 5.15, the Company's obligations under the Financing Agreements will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all of its other outstanding unsubordinated unsecured Indebtedness (including, without limitation, the Bank Credit Agreement and the other Loan Documents). Except for Indebtedness specifically identified as such on Schedule 5.15, each Obligor's (other than the Company) obligations under the Financing Agreements will, upon issuance thereof, rank at least pari passu, without preference or priority, with all of such Obligor's other outstanding unsubordinated unsecured Indebtedness (including, without limitation, the Bank Credit Agreement and the other Loan Documents). Each Person which is a borrower, guarantor or other obligor, in each case, under the Bank Credit Agreement and the other Loan Documents is an Obligor under the Financing Agreements. No Subsidiary or Affiliate has provided, directly or indirectly, any security, collateral or other credit enhancement in respect of the Bank Credit Agreement and the other Loan Documents which has not been provided to the Purchasers.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

     SECTION 6.1. PURCHASE FOR INVESTMENT. Each Purchaser severally represents that it is an "accredited investor" within the meaning of subparagraph (a) of Rule 501 promulgated pursuant to the Securities Act. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds, each of which is also an "accredited investor", and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes and the Guarantee Agreement have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes or the Guarantee Agreement.

     SECTION 6.2. SOURCE OF FUNDS. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

          (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

          (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM EXEMPTION")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

          (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM EXEMPTION")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

          (f) the Source is a governmental plan; or
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

          (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

          (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN," "GOVERNMENTAL PLAN," and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

     SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Obligors shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company, other than the last quarterly fiscal period of each such fiscal year, copies of,

               (i) a consolidated balance sheet of the Company as at the end of such quarter, and

               (ii) consolidated statements of income and cash flows of the Company, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q (the "FORM 10-Q") prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available (x) on "EDGAR" (or similar service that the Company has confirmed in writing is accessible by each holder of Notes) or (y) on its home page on the worldwide web (at the date of this Agreement located at: http//www.efunds.com) and shall have given each Purchaser prior notice (which such notice may be made by electronic mail or facsimile to a holder of Notes provided such holder has made available a means for such communication as set forth in its Schedule A) of such availability on, and instructions for access to, EDGAR, its home page or any of the similar referenced sources in connection with each delivery (such availability and notice thereof being referred to as "ELECTRONIC DELIVERY");

eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

          (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, copies of

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and the report of such accountants shall further state that their examination in connection with such financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board (United States), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K (the "FORM 10-K") for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by any Obligor or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing, borrowing availability and certificates as to covenant compliance) or to its public securities holders generally, including, without limitation, its annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and other materials filed by any Obligor or any Subsidiary with the SEC, provided, that an Obligor shall be deemed to have made delivery of the documents in this Section 7.1(c) if it shall have timely made Electronic Delivery thereof;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Senior Financial Officer of an Obligor becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a notice specifying the nature and period of existence thereof (and whether or not the Obligors agree that any claimed default constitutes a Default or Event of
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     Default hereunder) and what action the Obligors are taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Senior Financial Officer of an Obligor becoming aware of any of the following, a notice setting forth the nature thereof and the action, if any, that such Obligor or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such Obligor or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by such Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of such Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any of its Subsidiaries (including, but without limitation, actual copies of the Company's Form 10-Q and Form 10-K) or relating to the ability of any Obligor to perform its obligations hereunder and (in the case of the Company) under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth (which, in the case of Electronic Delivery
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.2 and Section 10.5 through
     Section 10.11, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to Sections 10.5(o), 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement by such Senior Financial Officer as to whether a Default or an Event of Default has occurred and, if a Default or an Event of Default has occurred, specifying the nature and period of existence thereof and what action the Obligors shall have taken or proposes to take with respect thereto.

     SECTION 7.3. VISITATION. Each Obligor shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of such Obligor, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with such Obligor's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of such Obligor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Obligors (which shall not exceed the reasonable expenses incurred by such holder), upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of any Obligor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Obligor authorizes said accountants to discuss the affairs, finances and accounts of such Obligor and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

     SECTION 7.4. LIMITATION ON DISCLOSURE OBLIGATION. No Obligor shall be required to disclose the following information pursuant to Section 7.1(g) or 7.3:

          (a) information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     of Section 20, such Obligor would be prohibited from disclosing by applicable privacy laws or regulations; or

          (b) information that, notwithstanding the confidentiality requirements of Section 20, such Obligor is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon such Obligor and not entered into in contemplation of this clause (b), provided that such Obligor shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that such Obligor has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

     Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that any Obligor is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

     SECTION 8.1. MATURITY. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

     SECTION 8.2. OPTIONAL PREPAYMENTS. (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business
Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     (b) In the event of any Debt Prepayment Application pursuant to Section 10.6, the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note (which offer shall be in writing and shall offer to make such prepayment on a Business Day which is not less than 30 and not more than 60 days after the date


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

of the notice of offer (the "DISPOSITION PREPAYMENT DATE")), together with accrued interest thereon to the date of such prepayment. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer within 10 Business Days of receipt thereof by giving notice of such acceptance or rejection to the Company, provided, however, that any holder who fails to so notify the Company within 10 Business Days of receipt of the notice of offer of prepayment shall be deemed to have rejected such offer. If any holder rejects or is deemed to have rejected such offer of prepayment in accordance with the preceding sentence, then, for the purposes of determining compliance with
Section 10.6(c), the Company nevertheless will be deemed to have made a Debt Prepayment Application in an amount equal to the Ratable Portion for such Note. The Company shall prepay on the Disposition Prepayment Date the Ratable Portion of each Note held by the holders who have accepted such offer in accordance with this Section 8.2(b), together with accrued interest thereon to the date of such prepayment. "RATABLE PORTION" for any Note means, with respect to a Debt Prepayment Application, an amount equal to the product of (x) the Net Sales Amount being so applied to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Obligors and their Subsidiaries that is being offered to be paid as part of such Debt Prepayment Application. The Make-Whole Amount shall not be payable in connection with any Debt Prepayment Application made with respect to the Notes from the Net Sale Amount (or portion thereof) arising from Asset Dispositions.

     SECTION 8.3. PREPAYMENT OF NOTES UPON CHANGE IN CONTROL.

     (a) Notice of Change in Control. Within five Business Days of a Change in Control, the Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (b) of this Section 8.3, accompanied by the certificate described in subparagraph (e) of this Section 8.3.

     (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "HOLDER" in respect of any note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the date specified in such offer (the "PROPOSED PREPAYMENT DATE") that is not less than 30 days and not more than 60 days after the date of such offer.

     (c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least 10 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

     (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and without any Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date.


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     (e) Officer's Certificate. Each offer to prepay the Notes pursuant to this
Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

     (f) Certain Definitions. "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficial or of record, by any "person" or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date of Closing), of Equity Interest representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.

     SECTION 8.4. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes pursuant to Section 8.2(a), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     SECTION 8.5. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and, in the case of prepayments pursuant to Section 8.2(a), the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     SECTION 8.6. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     SECTION 8.7. MAKE-WHOLE AMOUNT.

     "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

     "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" (or such other display as may replace Page PX1 on Bloomberg Financial Markets ("Bloomberg") or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

     "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
Section 8.2(a) or Section 12.1.

     "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2(a) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

     The Obligors, jointly and severally, covenant that so long as any of the Notes are outstanding:

     SECTION 9.1. COMPLIANCE WITH LAW. Without limiting Section 10.4, each Obligor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 9.2. INSURANCE. Each Obligor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities engaged in the same or a similar business and similarly situated.

     SECTION 9.3. MAINTENANCE OF PROPERTIES. Each Obligor will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent any Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 9.4. PAYMENT OF TAXES AND CLAIMS. Each Obligor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or

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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of such Obligor or any Subsidiary, provided that neither such Obligor nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary, or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.5. CORPORATE EXISTENCE, ETC. Each Obligor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate, limited liability company or partnership existence and the rights, licenses, permits, privileges and franchises Material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or sale permitted under Sections 10.2 or 10.6.

     SECTION 9.6. BOOKS AND RECORDS. Each Obligor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP in all material respects.

     SECTION 9.7. GUARANTORS. (a) The Company hereby covenants and agrees that, as promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Required Holders) after any Person becomes a Material Subsidiary or any Subsidiary qualifies independently as, or is designated by the Company as, a Material Subsidiary pursuant to the definition of "Material Subsidiary," the Company shall provide the holders with notice thereof setting forth information in reasonable detail describing the material assets of such Subsidiary and shall cause each such Subsidiary to enter into a Joinder Agreement or otherwise deliver another Guarantee Agreement reasonably acceptable to the Required Holders, in each case, for the benefit of the holders of the Notes.

     In addition to the foregoing and not in limitation thereof, the Company hereby covenants and agrees that, in any other event where any Subsidiary which is not then a Guarantor guarantees the Company's obligations under the Bank Credit Agreement, it will cause such Subsidiary to, concurrently therewith, enter into a Joinder Agreement or otherwise deliver another Guarantee Agreement reasonably acceptable to the Required Holders, in each case, for the benefit of the holders of the Notes. For the avoidance of doubt, it is acknowledged and agreed that no Subsidiary shall become a borrower or an obligor under the Bank Credit Agreement, other than by reason of a Guaranty thereof (which Guaranty of the Bank Credit Agreement shall be subject to the terms of the Intercreditor Agreement).

     Concurrently with the delivery of a Joinder Agreement or another Guarantee Agreement by a Subsidiary pursuant to the terms of this Section 9.7, the Company will cause such Subsidiary to deliver appropriate corporate resolutions, other corporate documentation and legal opinions (such legal opinions to be from staff or independent counsel, in each case, reasonably

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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

satisfactory to the Required Holders), all in form and substance reasonably satisfactory to the Required Holders and their counsel.

     (b) Notwithstanding the foregoing, in the event that any Guarantor is no longer obligated to any Lender pursuant to any Guaranty thereof and (x) no Default or Event of Default exists or would exist immediately after such release, and (y) such Guarantor is not a Material Subsidiary (including as a result of a sale, transfer or other conveyance of such Guarantor permitted by
Section 10.6), the holders of the Notes hereby agree to, and they hereby do, release such Guarantor from its obligations under the Guarantee Agreement. The holders of the Notes will evidence such release pursuant to such instruments of release as may be reasonably requested by the Company. For avoidance of doubt, a disposition of a Guarantor that is permitted by Section 10.6 shall result in the release of such Guarantor provided that the terms and conditions of this Section 9.7(b) are then satisfied.

     (c) For purposes of this Section 9.7, "MATERIAL SUBSIDIARY" means each Domestic Subsidiary (i) the EBITDA of which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 7.1(a) and (b) was greater than five percent (5%) of Consolidated EBITDA for such period or (ii) the consolidated total assets of which as of the end of such fiscal quarter were greater than five percent (5%) of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of the EBITDA or consolidated total assets of all Domestic Subsidiaries that are not Guarantors exceeds ten percent (10%) of Consolidated EBITDA for any such period or ten percent (10%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Company shall promptly (and in any event within 30 days) designate sufficient Domestic Subsidiaries as "Material Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Guarantors.

     SECTION 9.8. PARI PASSU RANKING. (a) The Company's obligations under the Financing Agreements will at all times rank at least pari passu, without preference or priority, with all of its other outstanding unsubordinated unsecured Indebtedness (including, without limitation, the Bank Credit Agreement and the other Loan Documents). Each Obligor's (other than the Company) obligations under the Financing Agreements will at all times rank at least pari passu, without preference or priority, with all of such Obligor's other outstanding unsubordinated unsecured Indebtedness (including, without limitation, the Bank Credit Agreement and the other Loan Documents).

     In addition to the foregoing and not in limitation thereof, if at any time the Company or any other Obligor is required to grant a security interest in or pledge any assets pursuant to paragraph (b) of this Section 9.8, then (i) the Company's obligations under, and any security interest in Collateral granted under, the Financing Agreements will at all times rank at least pari passu, without preference or priority, with all of its obligations under the Bank Credit Agreement and the other Loan Documents secured by the same Collateral and
(ii) each Obligor's (other than the Company) obligations under, and any security interest in Collateral granted under, the Financing Agreements will at all times rank at least pari passu, without preference or priority, with all of such Obligor's obligations under the Bank Credit Agreement and the other Loan Documents secured by the same Collateral.

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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     (b) Each Obligor hereby covenants and agrees that, if such Obligor or any Subsidiary grants a security interest and Lien in any Collateral as security for the Company's or any Subsidiary's obligations under the Bank Credit Agreement and the other Loan Documents, it will, and/or will cause such Subsidiary to, concurrently therewith, (a) grant to the holders of the Notes or a Collateral Agent, for the ratable benefit of the holders of the Notes and the Lenders, a security interest in such property pursuant to Collateral Documents acceptable to the Required Holders, on a pari passu basis with the Lenders and (b) deliver appropriate corporate resolutions, other corporate documentation and legal opinions (such legal opinions to be from staff or independent counsel, in each case, reasonably satisfactory to the Required Holders), all in form and substance reasonably satisfactory to the Required Holders and their counsel. Each Obligor further agrees to deliver to the Collateral Agent (with a copy to each holder of the Notes) or directly to the holders of the Notes, as the case may be, all such Collateral Documents, together with appropriate corporate documentation, in each case in form and substance reasonably satisfactory to the Required Holders and their counsel, and in a manner that the Required Holders shall be satisfied that the holders have a first priority perfected security interest and Lien in such property. Each Obligor shall ensure that at the time that such Obligor or any Subsidiary grants a security interest and Lien in any Collateral as security for the Company's or any Subsidiary's obligations under the Bank Credit Agreement and the other Loan Documents, such security interest and Lien is subject to the Intercreditor Agreement, the Intercreditor Agreement is in full force and effect and that the Lenders are a party thereto.

     SECTION 10. NEGATIVE COVENANTS.

     The Obligors, jointly and severally, covenant that so long as any of the Notes are outstanding:

     SECTION 10.1. TRANSACTIONS WITH AFFILIATES. No Obligor will, or will permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than any Obligor or another Subsidiary), except (a) in the ordinary course of business and at prices and/or terms and conditions no less favorable to such Obligor or such Subsidiary than would be obtained on an arm's-length basis with a Person not an Affiliate, (b) advances to officers, directors or employees of such Obligor or such Subsidiary in the ordinary course of business consistent with past practice, (c) employment, indemnification, and compensation arrangements (including arrangements made with respect to bonuses and equity-based awards) entered into in the ordinary course of business consistent with past practice with members of the board of directors, officers and employees of such Obligor or such Subsidiary and (d) any payment of dividends, redemptions of stock or other distributions to the shareholders of such Obligor or such Subsidiary, provided, that in the case of the transactions in clause (d), no Default or Event of Default exists at the time of, or would exist after giving effect to, such transactions.

     SECTION 10.2. MERGER, CONSOLIDATION, ETC. No Obligor will consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that any Obligor may merge with or into, or convey, transfer or lease all or substantially all of its assets to, the Company or another

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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

Obligor if (1) in any such merger or consolidation involving the Company, the Company is the survivor and (2) immediately after giving effect to any such merger, consolidation or conveyance, transfer or lease, no Default or Event of Default would exist) unless :

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Obligor as an entirety, as the case may be, shall be a solvent corporation, limited liability company, limited partnership or business trust organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if such Obligor is not such corporation, limited liability company, limited partnership or business trust, (i) such corporation, limited liability company, limited partnership or business trust shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Financing Agreements to which such Obligor is a party, (ii) such corporation, limited liability company, limited partnership or business trust shall have caused to be delivered to each holder of any Notes an opinion of staff or independent counsel, in each case, reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) each other Obligor who was not a party to such consolidation, merger or conveyance, transfer or lease of assets, shall have executed and delivered an acknowledgement that the Financing Agreements to which they are a party continue in full force and effect; and

          (b) immediately before and immediately after giving effect to such transaction, (i) no Default or Event of Default shall have occurred and be continuing and (ii) such Obligor (or the successor to such Obligor, as the case may be) could incur at least $1.00 of additional Indebtedness pursuant to Sections 10.8, 10.9 and 10.10, treating such transaction, for purposes of determining compliance with Sections 10.8, 10.9 and 10.10, as having been consummated as of the last day of the immediately preceding fiscal quarter.

No such conveyance, transfer or lease of substantially all of the assets of an Obligor shall have the effect of releasing such Obligor or any successor corporation, limited liability company, limited partnership or business trust that shall theretofore have become such in the manner prescribed in this Section
10.2 from its liability under the Financing Agreements to which it is a party, other than the release of a Guarantor pursuant to the terms and conditions of
Section 9.7(b).

     This Section 10.2 shall not prohibit a disposition of a Subsidiary or the assets thereof (including as a result of any merger or consolidation) if such disposition is pursuant to and in accordance with the provision of Section 10.6

     SECTION 10.3. LINE OF BUSINESS. Each Obligor will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Disclosure Documents.

     SECTION 10.4. TERRORISM SANCTIONS REGULATIONS. Each Obligor will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) with the actual knowledge of any Senior Financial Officer of any Obligor, engage in any material dealings or transactions with any such Person.

     SECTION 10.5. LIENS. No Obligor will, nor will it permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of such Obligor or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

          (a) Liens for taxes or assessments or other governmental charges or levies, provided that payment thereof is not required by Section 9.4;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings in compliance with Section 9.4;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings, provided that payment thereof is not required by Section 9.4, and Liens in respect of judgments that do not constitute an Event of Default under Section 11(i);

          (e) other Liens incidental to the normal conduct of the business of such Obligor and its Subsidiaries or the ownership of their property, including, without limitation, deposits and Liens with respect to the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case which are not securing Indebtedness;

          (f) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law as arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company and its Subsidiaries taken as a whole;


                                      -26-

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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

          (g) any interest or title of a lessor under any operating lease entered into in the ordinary course of business;

          (h) Liens existing on the date of this Agreement and securing the Indebtedness of such Obligor and its Subsidiaries referred to in Schedule 5.15;

          (i) (i) any Lien in property or in rights relating thereto to secure any rights granted with respect to such property in connection with the provision of all or a part of the purchase price or cost of the construction of such property created contemporaneously with, or within 180 days after, such acquisition or the completion of such construction, or

               (ii) any Lien in property existing in such property at the time of acquisition thereof (including, without limitation, by acquisition of Equity Interests of a Person as contemplated in clause (iii) of this Section 10.5(i)), whether or not the Indebtedness secured thereby is assumed by such Obligor or such Subsidiary, or

               (iii) any Lien existing in the property of a Person at the time such Person is merged into or consolidated with such Obligor or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to such Obligor or a Subsidiary;

provided, however, that with respect to any of the Liens permitted by this
Section 10.5(i), (A) the principal amount of the Indebtedness secured by any such Liens shall not increase from the Indebtedness secured at the time of such merger, consolidation or acquisition, (B) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and (C) with respect to the Liens permitted by clauses (ii) or (iii) of this Section 10.5(i), no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property;

          (j) Liens securing the extension, renewal or replacement of any obligation secured by a Lien permitted by the foregoing paragraphs (h) and
     (i) in respect of the same property subject thereto or the extension, renewal of such replacement Liens (without increase of principal amount of the Indebtedness secured);

          (k) Liens securing obligations of a Subsidiary to an Obligor;

          (l) licenses, leases or subleases granted to other Persons in the ordinary course of business and not interfering in any material respect with the businesses of such Obligor or such Subsidiary;

          (m) customary bankers' Liens and rights of setoff arising by operation of law and incurred on deposits made in the ordinary course of business;


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

          (n) Liens on Collateral securing obligations of the Company and its Subsidiaries under the Financing Agreements and the Bank Credit Agreement and the other Loan Documents, on a pari passu basis, provided, that the Intercreditor Agreement is entered into by the holders of the Notes and each Lender with respect to such Collateral and is in full force and effect; and

          (o) Liens on assets (other than the Collateral) securing Indebtedness of such Obligor or any Subsidiary in addition to those described in clauses
     (a) through (n) above, provided, that no such Liens shall be incurred if at the time thereof or after giving effect thereto, a Default or Event of Default exists or would exist hereunder, including, without limitation, under Section 10.7.

     For the purposes of this Section 10.5, all of the Liens of any Person becoming a Subsidiary after the date of this Agreement shall be deemed to be outstanding Liens at the time it becomes a Subsidiary, and any Obligor or Subsidiary extending, renewing or refunding any Indebtedness secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

     SECTION 10.6. SALE OF ASSETS. Except as permitted under Section 10.2, no Obligor will, nor will it permit any Subsidiary to, make any Asset Disposition unless:

          (a) in the good faith opinion of such Obligor or Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged and such Asset Disposition is, in the good faith judgment of the Company, in the best interest of such Obligor or such Subsidiary;

          (b) immediately after giving effect to the Asset Disposition, (i) no Default or Event of Default would exist and (ii) such Obligor or such Subsidiary could incur at least $1.00 of additional Indebtedness pursuant to Sections 10.8, 10.9 and 10.10, assuming such Asset Disposition occurred as of the last day of the immediately preceding fiscal quarter; and

          (c) immediately after giving effect to the Asset Disposition, the sum of (i) the Disposition Value of the property subject to such Asset Disposition, plus (ii) the aggregate Disposition Value for all other property that was the subject of an Asset Disposition during the then current fiscal year, would not exceed 15% of Consolidated Total Assets determined as of the end of the most recently ended fiscal year preceding such Asset Disposition.

To the extent that the Net Sales Amount arising from Asset Dispositions is applied or offered to be applied to a Debt Prepayment Application or applied to a Property Reinvestment Application, in each case, within one year after such Asset Disposition, then such Asset Disposition (or, if less than all such Net Sales Amount is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to the Net Sales Amount so applied (or offered in the case of a Debt

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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

Prepayment Application)), only for the purpose of determining compliance with subsection (c) of this Section 10.6 as of any date, shall be deemed not to be an Asset Disposition.

The Transfer of a Guarantor that is permitted by this Section 10.6 shall result in the release of such Guarantor provided that the terms and conditions of
Section 9.7(b) are then satisfied.

     SECTION 10.7. PRIORITY DEBT. The Company will not, at any time, permit Priority Debt to exceed 20% of Consolidated Net Worth. For purposes of this
Section 10.7, Consolidated Net Worth shall be determined as of the end of the most recently ended fiscal quarter.

     SECTION 10.8. SUBSIDIARY DEBT LIMITATION. The Company will not, at any time, permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

          (a) Indebtedness of a Guarantor that is subject to the Intercreditor Agreement;

          (b) Indebtedness of a Guarantor that is not subject to the Intercreditor Agreement in an aggregate amount for such Guarantor not in excess of $20,000,000, provided that if such Indebtedness is in excess of $20,000,000, then all Indebtedness of such Guarantor that is not subject to the Intercreditor Agreement (including all amounts less than $20,000,000) shall be subject to the provisions of paragraph (f) of this Section 10.8 unless otherwise permitted by another paragraph of this Section 10.8;

          (c) in addition to the Indebtedness permitted under paragraphs (a) and
     (b), Indebtedness of a Subsidiary outstanding on the date of this Agreement and described on Schedule 5.15 and any extension or renewal of any such Indebtedness that does not increase the principal amount then outstanding;

          (d) Indebtedness of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary;

          (e) Indebtedness of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary and any extension or renewal of such Indebtedness that does not increase the principal amount then outstanding, provided that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (ii) immediately after such Subsidiary becomes a Subsidiary (and, if applicable, at the time of any such renewal or extension) no Default or Event of Default shall exist; and

          (f) Indebtedness of a Subsidiary in addition to that otherwise permitted by paragraphs (a) through (e) of this Section 10.8, provided that on the date such Subsidiary incurs or otherwise becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness, no Default or Event of Default exists under Section 10.7 or, assuming the incurrence of such additional Indebtedness and the concurrent retirement of such other
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     Indebtedness as of the last day of the immediately preceding fiscal quarter, no Default or Event of Default would exist under Sections 10.9 and 10.10.

     SECTION 10.9. CONSOLIDATED TOTAL INDEBTEDNESS TO CONSOLIDATED EBITDA. The Company will not permit, as at the end of each fiscal quarter, the ratio of Consolidated Total Indebtedness outstanding on such date to Consolidated EBITDA for the immediately preceding four quarter period ending with the end of such fiscal quarter, to be greater than 3.00 to 1.00.

Notwithstanding the foregoing, for purposes of determining the ratio of Consolidated Total Indebtedness to Consolidated EBITDA pursuant to this Section 10.9, any Indebtedness incurred by the Company in order to make settlement advances to or on behalf of processing customers in the ordinary course of business consistent with past practice shall not be included in the calculation of Consolidated Total Indebtedness to the extent that such Indebtedness is repaid within 5 days after the incurrence thereof.

     SECTION 10.10. MINIMUM FIXED CHARGE COVERAGE. The Company will not permit, as at the end of each fiscal quarter, the ratio of Consolidated EBITDAR to Consolidated Fixed Charges, in each case for the immediately preceding four quarter period ending with the end of such fiscal quarter, to be less than 1.50 to 1.00.

     SECTION 10.11. SALE OF ACCOUNTS. No Obligor will, nor will it permit any Subsidiary to, sell or otherwise dispose of any of its notes receivable or accounts receivable, with or without recourse, except the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

SECTION 11. EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) (i) any Guarantor defaults in the performance of or compliance with any term contained in the Guarantee Agreement, or (ii) any Obligor defaults in the performance of or compliance with any term contained in
     Section 7.1(d), Section 10.2 or Sections 10.5 through 10.11, inclusive; or

          (d) (i) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or (ii) any Obligor defaults in the performance of or compliance with any term contained in the Financing Agreements (other than this Agreement), and in each case, such default is

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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     not remedied within 30 days after the earlier of (i) a Senior Financial Officer obtaining actual knowledge of such default and (ii) any Obligor receiving notice of such default from any holder of a Note (any such notice to be identified as a "notice of default" and to refer specifically to this
     Section 11(d)); or

          (e) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in any Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) any Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) any Obligor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or any lender or agent therefor exercises any remedies in respect of any Collateral or Guaranty relative to the Bank Credit Agreement, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Obligor or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (y) one or more Persons have the right to require any Obligor or any Subsidiary so to purchase or repay such Indebtedness; or

          (g) any Obligor or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
     (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving petition for relief or reorganization or any other petition in bankruptcy or for liquidation

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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any of its Subsidiaries, or any such petition shall be filed against any Obligor or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Obligors and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of such Obligor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (k) any Guarantee Agreement or any Collateral Document shall at any time after its execution and delivery for any reason cease to be in full force and effect, or shall be declared null and void, or any Obligor shall take any action for the purpose of terminating, repudiating or rescinding any Guarantee Agreement or any Collateral Document or any of its obligations thereunder.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

     SECTION 12.1. ACCELERATION. (a) If an Event of Default with respect to the Obligors described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of at least 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default
Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Note or in any other Financing Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     SECTION 12.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the


                                      -33-

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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Note or any other Financing Agreement upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     SECTION 13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, other than (a) if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000, (b) Notes in denominations of less than $1,000,000 may be transferred from a holder to one or more of its Affiliates and (c) Notes issued on the date of
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

Closing in denominations of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 and 6.2.

     SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

     SECTION 14.1. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make- Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     SECTION 14.2. HOME OFFICE PAYMENT. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make- Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

     SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreements, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Financing Agreements and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses shall not exceed $2,300 for any series of Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

     SECTION 15.2. SURVIVAL. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Agreement, and the termination of any Financing Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein are true and correct as of the date of this Agreement and shall survive the execution and delivery of this Agreement, the Notes and the other Financing Agreements, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to any Financing Agreement shall be true and correct as of the date made and shall be deemed representations and warranties of such Obligor under such Financing Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Agreements embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

SECTION 17. AMENDMENT AND WAIVER.

     SECTION 17.1. REQUIREMENTS. This Agreement, the Notes and the other Financing Agreements may be amended, and the observance of any term hereof, of the Notes or of any other Financing Agreement may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6, 21 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17, 20 or 22.

     SECTION 17.2. SOLICITATION OF HOLDERS OF NOTES.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with reasonably sufficient information, reasonably far enough in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     SECTION 17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Financing Agreement, or have directed the taking of any action provided herein, in the Notes or any other Financing Agreement to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by electronic e-mail, provided, that, the recipient thereof has specifically for the purposes of notice under the Financing Agreements made available a means for such communication, or (b) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (c) by registered or certified mail with return receipt requested (postage prepaid), or (d) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address (or telecopy number or e-mail address) specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address (or telecopy number or e-mail address) as such other holder shall have specified to the Company in writing, or

          (iii) if to any Obligor, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer (Telecopy No. (480) 629-1499; Email address: George_W_Gresham@efunds.com), or at such other address as the Company shall have specified to the holder of each
     Note in writing.

Notices under this Section 18 will be deemed given (i) when actually received if sent by email communication or telefacsimile, (ii) in four Business Days if sent by mail, and (iii) in one Business Day if sent by overnight delivery service.

SECTION 19. REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by such Obligor or such Subsidiary or (d) constitutes financial statements delivered to such Purchaser under
Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes, this Agreement and the other Financing Agreements, provided that prior to disclosure under this clause (viii) (other than sub clause (z) thereof), such Purchaser will endeavor to provide notice to the Company reasonably far enough in advance to enable the Company to seek protective orders to maintain the confidentiality of information to be so


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

disclosed, provided, however, such Purchaser shall have no liability for its failure to so notify the Company. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20. Each Purchaser agrees that for purposes of the Company's compliance with Regulation FD of the SEC, the provisions of this Section 20 constitute a confidentiality agreement within the meaning of Rule 100(b)(2)(ii) of Regulation FD of the SEC.

SECTION 21. SUBSTITUTION OF PURCHASER.

     Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Such substituted Purchaser shall provide to the Company in such notice of such transfer information reasonably requested by the Company in order to facilitate delivery of notices to such substituted Purchaser, including wire transfer information similar to the information provided by other Purchasers in Schedule
A. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" in this Agreement (other than in this Section
21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. GUARANTEE AGREEMENT.

     SECTION 22.1. GUARANTEED OBLIGATIONS. (a) Each Guarantor hereby, irrevocably, unconditionally, absolutely, jointly and severally with each other Guarantor, guarantees to each holder of Notes, as and for such Guarantor's own debt, until final and indefeasible payment has been made the due and punctual payment by the Company of the principal of, and interest (including default interest and post-petition interest), and the Make-Whole Amount or any other premium on, the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other Indebtedness owing, by the Company to the holders of the Notes under this Agreement, the Notes and the other Financing Agreements (all such obligations so guaranteed are herein collectively referred to as the "Guaranteed Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof.


                                      -40-

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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     (b) In addition to and without limiting the foregoing, each of the Guarantors covenants that, so long as any Guaranteed Obligations shall remain unpaid, it will, and, if necessary, will enable the Company to, fully comply with those covenants and agreements of the Company and such Guarantor applicable to such Guarantor set forth in this Agreement and the other Financing Agreements.

     SECTION 22.2. PERFORMANCE UNDER THIS AGREEMENT. In the event that the Company fails to make, on or before the due date thereof, any payment of the Guaranteed Obligations, or if any Obligor shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of
Section 22.1 in the manner provided in this Agreement, the Notes or the other Financing Agreements after in each case giving effect to any applicable grace periods or cure provisions or waivers or amendments, each Guarantor shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred in accordance with the terms and provisions of this Agreement, the Notes and the other Financing Agreements.

     SECTION 22.3. WAIVERS. To the fullest extent permitted by law, each Guarantor does hereby waive:

          (a) notice of acceptance of this Guarantee Agreement;

          (b) notice of any purchase of the Notes under this Agreement, or the creation, existence or acquisition of any of the Guaranteed Obligations, subject to such Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Obligations at any reasonable time;

          (c) notice of the amount of the Guaranteed Obligations, subject to such Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guaranteed Obligations at any reasonable time;

          (d) notice of adverse change in the financial condition of the Company, any other Obligor or any other guarantor or any other fact that might increase or expand such Guarantor's risk hereunder;

          (e) notice of any Default or Event of Default;

          (f) all other notices and demands to which such Guarantor might otherwise be entitled;

          (g) the defense of the "single action" rule or any similar right or protection, and the right by statute or otherwise to require any holder of Notes to institute suit against the Company, any other Obligor or any other guarantor or to exhaust its rights and remedies against the Company, any other Obligor or any other guarantor, such Guarantor being bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to the holders of Notes by such Guarantor;


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

          (h) any defense of the Company or any other Obligor under the Notes, this Agreement or any other Financing Agreement other than the full and timely performance thereof;

          (i) any defense relating to the validity or enforceability (or absence or failure thereof) of any term of the Notes, this Agreement or any other Financing Agreement;

          (j) any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof, and any other defense that such Guarantor may otherwise have against the Company or any holder of Notes;

          (k) any stay (except in connection with a pending appeal), valuation, appraisal redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of property of such Guarantor made under any judgment, order or decree based on this Agreement, and such Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law;

          (l) any defense based on an increase in principal amount of the Notes or the interest rate thereunder; and

          (m) any other defense which such Guarantor may have to the full and complete performance of its obligations hereunder.

     SECTION 22.4. CERTAIN WAIVERS OF SUBROGATION, REIMBURSEMENT AND INDEMNITY. Until all of the Guaranteed Obligations shall have been fully and finally paid, each Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of the Company, any other Obligor or any other guarantor. Without limiting the foregoing, no Guarantor will in the event of a dissolution of an Obligor: (a) take steps to recover (whether directly or by set-off, counterclaim or otherwise) or accept money or other property, or exercise or enforce rights in respect of, Indebtedness of that Obligor to that Guarantor so long as there is any Guaranteed Obligations due by that Obligor, nor (b) claim, prove or accept payment in composition by, or a dissolution of, that Obligor in competition with any holder of Notes. Nothing shall discharge or satisfy the liability of a Guarantor hereunder except the full and final performance and indefeasible payment of the Guaranteed Obligations.

     SECTION 22.5. RELEASES. Each Guarantor consents and agrees that, without notice to or by such Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of such Guarantor hereunder, each holder of Notes, in the manner provided herein, by action or inaction, may:

          (a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not,


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of this Agreement, the Notes or the other Financing Agreements;

          (b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

          (c) grant waivers, extensions, consents and other indulgences to the Company, any other Obligor or any other guarantor in respect of any one or more of this Agreement, the Notes or the other Financing Agreements;

          (d) amend, modify or supplement in any manner and at any time (or from time to time) any one or more of this Agreement, the Notes or the other Financing Agreements or increase the principal amount of the Notes or the interest rate thereunder;

          (e) add, release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations whether parties hereto or not;

          (f) sell, exchange, release or surrender any property at any time pledged or granted as security in respect of the Guaranteed Obligations, whether so pledged or granted by such Guarantor or another guarantor of any Company's obligations under this Agreement, the Notes or the other Financing Agreements;

          (g) exchange, enforce, waive, or release, by action or inaction, any security for the Guaranteed Obligations or any other guarantee of any of the Notes; and

          (h) do any other act or event which could have the effect of releasing any Guarantor from the full and complete performance of its obligations hereunder.

     SECTION 22.6. MARSHALING. Each Guarantor consents and agrees that:

          (a) each holder of Notes shall be under no obligation to marshal any assets in favor of such Guarantor or against or in payment of any or all of the Guaranteed Obligations; and

          (b) to the extent the Company or another guarantor makes a payment or payments to any holder of Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and such Guarantor shall be primarily liable for such obligation.

     SECTION 22.7. LIABILITY. Each Guarantor agrees that the liability of such Guarantor in respect of this Section shall be immediate, and shall not be contingent upon the exercise or


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

enforcement by any holder of Notes of whatever remedies such holder may have against the Company, any other Obligor or any other guarantor or the enforcement of any Lien or realization upon any security such holder may at any time possess.

     SECTION 22.8. CHARACTER OF OBLIGATION. The Guaranty set forth in this
Section is a primary and original obligation of each Guarantor and is an absolute, unconditional, continuing and irrevocable guarantee of payment and performance (and not of collectibility) and shall remain in full force and effect until the full, final and indefeasible payment of the Guaranteed Obligations without respect to future changes in conditions.

     The obligations of each Guarantor under this Guarantee Agreement and the rights of the holders of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, set-off, counterclaim, recoupment or termination whatsoever, other than the defense that the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full in cash.

     Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

          (a) any default, failure or delay, willful or otherwise, in the performance by the Company of any obligations of any kind or character whatsoever of the Company;

          (b) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company or any other Person or in respect of the property of the Company or any other Person or any merger, consolidation, reorganization, dissolution, liquidation or winding up of the Company or any other Person;

          (c) impossibility or illegality of performance on the part of the Company of its obligations under the Notes, this Agreement, any other Financing Agreement or any other instruments or agreements;

          (d) the validity or enforceability of the Notes, this Agreement, any other Financing Agreement or any other instruments or agreements;

          (e) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of terrorism, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;


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eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

          (f) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, debt, obligations or liabilities of any charter, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement, the Notes or any other Financing Agreement, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

          (g) any order, judgment, decree, law, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under any instruments; or

          (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the obligations of such Guarantor under this Guarantee Agreement, other than the defense that the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full in cash.

     SECTION 22.9. ELECTION TO PERFORM OBLIGATIONS. Any election by a Guarantor to pay or otherwise perform any of the obligations of the Company under this Agreement, the Notes or any other Financing Agreement, whether pursuant to this Section or otherwise, shall not release the Company from such obligations (except to the extent such obligation is indefeasibly performed) or any of such Person's other obligations under this Agreement, the Notes or any other Financing Agreement.

     SECTION 22.10. NO ELECTION. Each holder of Notes shall have the right to seek recourse against any Guarantor to the fullest extent provided for in this
Section 22 and elsewhere as provided in this Agreement, the Notes and any other Financing Agreement, and against the Company, to the full extent provided for in this Agreement, the Notes and such other Financing Agreements. Each Guarantor hereby acknowledges that it has other undertakings in this Agreement and running in favor of each of the holders of Notes that are separate and apart from their obligations under this Section 22. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the right of such holder of Notes to proceed in any other form of action or proceeding or against other parties unless such holder of Notes has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any holder of Notes against the Company or any Guarantor under any document or instrument evidencing obligations of the Company or such Guarantor to such holder of Notes shall serve to diminish the liability of a Guarantor under this Agreement (including, without limitation, this Section 22) except to the extent that such holder of Notes finally and unconditionally shall have realized payment of the Guaranteed Obligations by such action or proceeding, notwithstanding the effect of any such action or proceeding upon such Guarantor's right of subrogation against the Company.

eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     SECTION 22.11. SEVERABILITY. Each of the rights and remedies granted under this Section 22 to the holder of Notes in respect of the Notes held by such holder may be exercised by such holder without notice by such holder to, or the consent of or any other action by, any other holder of Notes.

     SECTION 22.12. OTHER ENFORCEMENT RIGHTS. Each holder of Notes may proceed to protect and enforce the Guaranty under this Section 22 by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained in this Section 22 or in execution or aid of any power herein granted or for the recovery of judgment for or in respect of the Guaranteed Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     SECTION 22.13. DELAY OR OMISSION; NO WAIVER. No course of dealing on the part of any holder of Notes and no delay or failure on the part of such holder to exercise any right under this Agreement, the Notes or the other Financing Agreements shall impair such right or operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies hereunder. Every right and remedy given in or by this Section 22 or by law to any holder of Notes may be exercised from time to time as often as may be deemed expedient by such Person.

     SECTION 22.14. RESTORATION OF RIGHTS AND REMEDIES. If any holder of Notes shall have instituted any proceeding to enforce any right or remedy under this Agreement, under any Note held by such holder or under any other Financing Agreement and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder, the Company and each Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to their respective former positions hereunder and thereunder, and thereafter the rights and remedies of such holder shall continue as though no such proceeding had been instituted.

     SECTION 22.15. CUMULATIVE REMEDIES. No remedy under this Agreement, the Notes or the other Financing Agreements is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Agreement, the Notes or the other Financing Agreements.

     SECTION 22.16. SURVIVAL. So long as the Guaranteed Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of each Guarantor under this Section 22 shall survive the transfer and payment of any Note and the payment in full of all the Notes.

     SECTION 22.17. MISCELLANEOUS. So long as the Guaranteed Obligations shall not have been fully and finally performed and indefeasibly paid, each Guarantor (to the fullest extent that it may lawfully do so) expressly waives any claim of any nature arising out of any right of indemnity, contribution, reimbursement or any similar right in respect of any payment made under this Section 22 or in connection with this Section 22 or otherwise, or any claim of subrogation arising with respect to any payment made under this Section 22 or otherwise, against the Company or the estate of the Company (including Liens on the property of the Company or
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

the estate of the Company), in each case if, and for so long as, the Company is the subject of any proceeding brought under any bankruptcy, reorganization, arrangement, insolvency, administration, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and further agrees that it will not file any claims against the Company or the estate of the Company in the course of such proceeding in respect of the rights referred to in this Section 22, and further agrees that each holder of Notes may specifically enforce the provisions of this Section 22. This clause creates a promise which is intended to create obligations enforceable at the suit of each holder of Notes.

     If an Event of Default has occurred and is continuing, then the holders of Notes shall have the right to declare all of the Guaranteed Obligations to be, and such Guaranteed Obligations shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which have been expressly waived by the Company and each Guarantor, and notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Guaranteed Obligations from becoming automatically due and payable) as against the Company. In any such event, the holders of Notes shall have immediate recourse to each Guarantor to the fullest extent set forth herein.

     SECTION 22.18. LIMITATION. Anything herein, in the Notes or in any other Financing Agreement to the contrary notwithstanding, the liability of each Guarantor under this Agreement, the Notes and the other Financing Agreements shall in no event exceed an amount equal to the maximum amount which can be guaranteed by such Guarantor under applicable laws relating to the insolvency of debtors and fraudulent conveyance.

     SECTION 22.19. WRITTEN NOTICE. Notwithstanding any other provision of this
Section 22, in the event of any acceleration of the Notes in accordance with the provisions of Section 12 hereof, any requirement of written notice to, or demand of, any Guarantor pursuant to this Section 22 shall be deemed automatically satisfied upon such acceleration without further action on the part of any holder (notwithstanding any stay, injunction or other prohibition preventing any notice, demand or acceleration).

SECTION 23. MISCELLANEOUS.

     SECTION 23.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement and in the other Financing Agreements by or on behalf of any of the parties hereto or thereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     SECTION 23.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement, the Notes or in any other Financing Agreement to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall
eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

     SECTION 23.3. ACCOUNTING TERMS. All accounting terms used herein or in any other Financing Agreement which are not expressly defined in this Agreement or such other Financing Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement or in any other Financing Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

     Notwithstanding the foregoing, if the Company notifies the holders of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if any holder of Notes notifies the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. In the event of any such notice and request for amendment, the Obligors and the holders agree to promptly proceed in good faith to the consummation of an amendment to the Financing Agreements to the end of negating the effect of any such change in GAAP after the date hereof.

     SECTION 23.4. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 23.5. CONSTRUCTION, ETC. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

     SECTION 23.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

eFUNDS CORPORATION                                       NOTE PURCHASE AGREEMENT

     SECTION 23.7. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

     SECTION 23.8. JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL. (a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Financing Agreement. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in
Section 23.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

     (c) Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against an Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     (d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

                                   * * * * *
eFunds Corporation                                       Note Purchase Agreement

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpar of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        eFUNDS CORPORATION


                                        By /s/ Paul F. Walsh
                                           -------------------------------------
                                        Name: Paul F. Walsh
                                        Title: Chief Executive Officer


                                        CHEX SYSTEMS, INC.


                                        By /s/ George W. Greshman
                                           -------------------------------------
                                        Name: George W. Gresham
                                        Title: Treasurer


                                        CLEARCOMMERCE CORPORATION


                                        By /s/ Paul F. Walsh
                                           -------------------------------------
                                        Name: Paul F. Walsh
                                        Title: Chief Executive Officer


                                        DEPOSIT PAYMENT PROTECTION SERVICES,
                                        INC.


                                        By /s/ George W. Greshman
                                           -------------------------------------
                                        Name: George W. Gresham
                                        Title: Treasurer


                                        EFUNDS GLOBAL HOLDINGS CORPORATION


                                        By /s/ Paul F. Walsh
                                           -------------------------------------
                                        Name: Paul F. Walsh
                                        Title: Chief Executive Officer


                                        EFUNDS IT SOLUTIONS GROUP, INC.


                                        By /s/ Paul F. Walsh
                                           -------------------------------------
                                        Name: Paul F. Walsh
                                        Title: Chief Executive Officer
eFunds Corporation                                       Note Purchase Agreement

                                        PENLEY, INC.


                                        By /s/ Paul F. Walsh
                                           -------------------------------------
                                        Name: Paul F. Walsh
                                        Title: Chief Executive Officer


                                        WILDCARD SYSTEMS, INC.


                                        By /s/ Paul F. Walsh
                                           -------------------------------------
                                        Name: Paul F. Walsh
                                        Title: Chief Executive Officer
eFunds Corporation                                       Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date thereof.

                                        GREAT-WEST LIFE & ANNUITY INSURANCE
                                        COMPANY


                                        By /s/ Tad Anderson
                                           -------------------------------------
                                        Name: Tad Anderson
                                              Ass't. Vice President, Investments


                                        By /s/ J. G. Lowery
                                           -------------------------------------
                                        Name: J. G. Lowery
                                              Ass't. Vice President, Investments


                                        GREAT-WEST LIFE & ANNUITY INSURANCE
                                        COMPANY EMPLOYEES' AND AGENTS' PENSION
                                        BENEFITS PLAN TRUST


                                        BY /s/ Tad Anderson
                                           -------------------------------------
                                        Name: Tad Anderson
                                              Assistant Vice President,
                                              Investments


                                        By /s/ J. G. Lowery
                                           -------------------------------------
                                        Name: J. G. Lowery
                                              Assistant Vice President,
                                              Investments
eFunds Corporation                                       Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date thereof.

                                        LONDON LIFE REINSURANCE COMPANY

                                        By: Orchard Capital Management, LLC, as
                                        Investment Advisor


                                        By /s/ Tad Anderson
                                           -------------------------------------
                                        Name: Tad Anderson,
                                              Ass't. Vice President, Investments


                                        By /s/ J. G. Lowery
                                           -------------------------------------
                                        Name: J. G. Lowery,
                                              Ass't. Vice President, Investments


                                        LONDON LIFE INTERNATIONAL REINSURANCE
                                        CORPORATION

                                        By: Orchard Capital Management, LLC, as
                                        Investment Advisor


                                        By /s/ Tad Anderson
                                           -------------------------------------
                                        Name: Tad Anderson,
                                              Ass't. Vice President, Investments


                                        By /s/ J. G. Lowery
                                           -------------------------------------
                                        Name: J. G. Lowery,
                                              Ass't. Vice President, Investments
eFunds Corporation                                       Note Purchase Agreement

This Agreement is hereby accepted
and agreed to as
of the date thereof.

                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                        COMPANY

                                        By: Babson Capital Management LLC, as
                                            Investment Adviser


                                        By: /s/ Emeka O. Onukwugha
                                            ------------------------------------
                                        Name: Emeka O. Onukwugha
                                        Title: Managing Director


                                        C.M. LIFE INSURANCE COMPANY

                                        By: Babson Capital Management LLC, as
                                            Investment Sub-Adviser


                                        By: /s/ Emeka O. Onukwugha
                                            ------------------------------------
                                        Name: Emeka O. Onukwugha
                                        Title: Managing Director


                                        MASSMUTUAL ASIA LIMITED

                                        By: Babson Capital Management LLC, as
                                            Investment Adviser


                                        By: /s/ Emeka O. Onukwugha
                                            ------------------------------------
                                        Name: Emeka O. Onukwugha
                                        Title: Managing Director
eFunds Corporation                                       Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date thereof.

                                        PRINCIPAL LIFE INSURANCE COMPANY

                                        By: Principal Global Investors, LLC a
                                            Delaware limited liability company,
                                            its authorized signatory


                                        By: /s/ Colin Pennycooke
                                            ------------------------------------
                                        Name: COLIN PENNYCOOKE, Counsel
                                        Its:
                                             -----------------------------------


                                        By: /s/ James C. Fifield
                                            ------------------------------------
                                        Name: JAMES C. FIFIELD, Counsel
                                        Its:
                                             -----------------------------------
eFunds Corporation                                       Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date thereof.

                                        AMERICAN UNITED LIFE INSURANCE COMPANY


                                        By: /s/ Kent R. Adams
                                            ------------------------------------
                                        Name: Kent R. Adams
                                        Title: V.P. Fixed Income Securities


                                        PIONEER MUTUAL LIFE INSURANCE COMPANY

                                        By: American United Life Insurance
                                            Company, its Agent


                                        By: /s/ Kent R. Adams
                                            ------------------------------------
                                        Name: Kent R. Adams
                                        Title: V.P. Fixed Income Securities


                                        THE STATE LIFE INSURANCE COMPANY

                                        By: American United Life Insurance
                                            Company, its Agent


                                        By: /s/ Kent R. Adams
                                            ------------------------------------
                                        Name: Kent R. Adams
                                        Title: V.P. Fixed Income Securities


                                        LAFAYETTE LIFE INSURANCE COMPANY

                                        By: American United Life Insurance
                                            Company, its Agent


                                        By: /s/ Kent R. Adams
                                            ------------------------------------
                                        Name: Kent R. Adams
                                        Title: V.P. Fixed Income Securities
eFunds Corporation                                       Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date thereof.

                                        MODERN WOODMEN OF AMERICA


                                        By /s/ Nick S. Coin
                                           -------------------------------------
                                        Name: Nick S. Coin
                                        Title: Treasurer & Investment Manager

                                 DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "ACQUISITION" means any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by the Company or any Subsidiary of all or substantially all of the assets of, or all or a majority of the Equity Interests in, a Person or division or line of business of a Person.

     "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, N.A. as administrative agent under the Bank Credit Agreement and any successor or assign thereof in its capacity as administrative agent thereunder.

     "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "ANTI-TERRORISM ORDER" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

     "ASSET DISPOSITION" means any Transfer except:

          (a) any Transfer from an Obligor or a Subsidiary thereof to another Obligor so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

          (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or lease, (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of an Obligor or any of its Subsidiaries or that is obsolete, (iii) assets subject to licenses, leases or subleases entered into in the ordinary course of business and not interfering in any material respect with the business of any Obligor, (iv) cash equivalent investments assumed pursuant to Acquisitions and replaced with cash or other investments, or (v) accounts receivable sold or discounted without recourse in connection with the compromise or collection thereof.

     "BANK CREDIT AGREEMENT" means that certain Credit Agreement dated as of July 1, 2005 among the Company, the lenders party thereto and the Administrative Agent, as amended, restated, supplemented, modified, extended, refinanced or replaced from time to time, as the primary bank credit facility of the Obligors.

     "BUSINESS DAY" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or

                                   SCHEDULE B
                          (to Note Purchase Agreement)
authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Phoenix, Arizona are required or authorized to be closed.

     "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CLOSING" is defined in Section 3.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "COLLATERAL" means all or a portion of property of the Company or any Subsidiary in or upon which a security interest or Lien is from time to time granted as security for the obligations of the Company and its Subsidiaries under the Financing Agreements and the Bank Credit Agreement.

     "COLLATERAL AGENT" means a collateral agent appointed by the holders pursuant to the Intercreditor Agreement or another agreement acceptable to the Required Holders.

     "COLLATERAL DOCUMENTS" means all agreements, instruments and documents executed in connection with this Agreement pursuant to which the holders of the Notes or the Collateral Agent, for the ratable benefit of the holders of the Notes and the Lenders is granted a security interest in Collateral, including, without limitation, any and all security agreements, pledge agreements, loan agreements, notes, guarantees, subordination agreements, intercreditor agreements (including without limitation, the Intercreditor Agreement), pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now or hereafter executed by or on behalf of the Company or any of its Subsidiaries and delivered to the Collateral Agent or any of the holders of Notes, together with all agreements and documents referred to therein or contemplated thereby.

     "COMPANY" means eFunds Corporation, a Delaware corporation, or any successor that becomes such in the manner prescribed in Section 10.2.

     "CONFIDENTIAL INFORMATION" is defined in Section 20.

     "CONSOLIDATED EBITDA" means, with reference to any period, Consolidated Net Income for such period plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash charges arising from compensation expense as a result of the adoption of the revised Statement of Financial Accounting Standards No. 123 (revised
2004), "Share Based Payments" (SFAS No. 123R) (or any similar successor pronouncement) which would require certain stock based compensation to be recorded as an expense within the Company's and its Subsidiaries' consolidated statement of operations and (vi) extraordinary or non-recurring non-cash losses incurred other than in the ordinary course of business minus, to the extent included in Consolidated Net Income, extraordinary or non-recurring non-cash gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis.

     "CONSOLIDATED EBITDAR" means, with reference to any period, Consolidated EBITDA plus, to the extent deducted from revenues in determining Consolidated EBITDA, Consolidated Rent Expense, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis.

     "CONSOLIDATED FIXED CHARGES" means, with reference to any period and without duplication, all payments by the Company and its Subsidiaries during such period in respect of the sum of (i) Consolidated Interest Expense plus (ii) Consolidated Rent Expense.

     "CONSOLIDATED INTEREST EXPENSE" means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period.

     "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET WORTH" means, as at any date of determination, the value of stockholders' equity of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED RENT EXPENSE" means, with reference to any period, all payments under Operating Leases to the extent deducted in computing Consolidated Net Income, net of any related income from subleases, in each case calculated in accordance with GAAP for the Company and its Subsidiaries on a consolidated basis for such period.

     "CONSOLIDATED TOTAL ASSETS" means, as at any date of determination, the total assets of the Company and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED TOTAL INDEBTEDNESS" means, as at any date of determination and without duplication, the aggregate Indebtedness of the Company and its Subsidiaries as of such date calculated on a consolidated basis in accordance with GAAP.

     "CONTINGENT PAYMENTS" means liabilities for the deferred purchase price associated with Acquisitions (such as hold-backs and earnouts) that are not evidenced by bonds, debentures, notes or similar instruments.

     "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "DEBT PREPAYMENT APPLICATION" means the application or offer to apply by an Obligor or any Subsidiary of cash to pay Senior Debt of an Obligor or any Subsidiary (other than Senior Debt in respect of any revolving credit or similar credit facility providing an Obligor or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt).

     "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "DEFAULT RATE" means that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its "base" or "prime" rate.

     "DISPOSITION VALUE" means, at any time, with respect to any property:

          (a) in the case of property that does not constitute stock of a Subsidiary, the book value thereof, valued at the time of such disposition in good faith by the applicable Obligor, and

          (b) in the case of property that constitutes stock of a Subsidiary, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that such stock represents of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the applicable Obligor.

     "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

     "EBITDA" of any Person means, with reference to any period, such Person's Net Income for such period plus, to the extent deducted from revenues in determining Net Income, such Person's (i) Interest Expense, (ii) expense for taxes accrued, (iii) depreciation, (iv) amortization, (v) non-cash charges arising from compensation expense as a result of the adoption of the proposed amendment to Financial Accounting Standards Board Statement 123, "Share Based Payments," (or any similar successor pronouncement) which would require certain stock based compensation to be recorded as an expense within the Company's and its Subsidiaries' consolidated statement of operations and (v) extraordinary or non-recurring non-cash losses incurred other than in the ordinary course of business minus, to the extent included in Net Income, extraordinary or non-recurring non-cash gains realized other than in the ordinary course of business, all calculated for such Person and its Subsidiaries in accordance with GAAP on a consolidated basis.

     "ELECTRONIC DELIVERY" is defined in Section 7.1(a).

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

     "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

     "EVENT OF DEFAULT" is defined in Section 11.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "FINANCING AGREEMENTS" means the Notes, this Agreement, any Guarantee Agreement and any Collateral Documents.

     "FORM 10-K" is defined in Section 7.1(b).

     "FORM 10-Q" is defined in Section 7.1(a).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "GOVERNMENTAL AUTHORITY" means

          (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "GUARANTEE AGREEMENT" means the Guaranty of the Guarantors under and pursuant to Section 22 (and any and all supplements and joinders hereto, including, without limitation, a Joinder Agreement) and any other guarantee agreement in form and substance satisfactory to the Required Holders and their counsel guaranteeing the obligations of the Company hereunder and under the Notes, in each case as amended, restated, supplemented or otherwise modified from time to time.

     "GUARANTOR" means each Subsidiary of the Company which has executed and delivered a Guarantee Agreement.

     "GUARANTY" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business, assignments of real property leases with recourse to such Person to the extent such assignments are entered into in the ordinary course of business consistent with past practice, or any obligation with respect to working capital reserves established in the ordinary course of business consistent with past practice and related to settlement advances made to, or on behalf of, processing customers.

     "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

     "HOLDER" means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money;

          (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

          (c) its liabilities for the deferred purchase price of property acquired by such Person (excluding (i) current accounts payable and other accrued liabilities incurred in the ordinary course of business or in connection with Acquisitions and (ii) Contingent Payments to the extent that such Contingent Payments are not classified as liabilities in accordance with GAAP, but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property if the same are required to be classified as a liability in accordance with GAAP);

          (d) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (e) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (f) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (g) all Net Mark-to-Market Exposure of such Person; and

          (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness shall not include any liability arising under or related to any employee, officer or director compensation plan of such Person, severance or income continuation amounts owing to former officers, employees or directors or any surety bonds, performance guarantees, operating leases or outsourcing and maintenance obligations.

     "INSTITUTIONAL INVESTOR" means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

     "INTERCREDITOR AGREEMENT" is defined in Section 4.14.

     "INTEREST EXPENSE" of any Person means, with reference to any period, the interest expense (including, without limitation, interest expense under Capital Leases that is treated as interest in accordance with GAAP) of such Person and its Subsidiaries calculated on a consolidated basis for such period.

     "JOINDER AGREEMENT" is defined in Section 9.7.

     "LENDERS" means the lenders and the Administrative Agent party to the Bank Credit Agreement.

     "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements). Lien shall be deemed not to include any deposits, escrow accounts or other amounts intended as assurance for the Company's obligations in respect of any Contingent Payments provided that such Contingent Payments do not constitute Indebtedness hereunder.

     "LOAN DOCUMENTS" shall have the meaning ascribed to such term in the Bank Credit Agreement.

     "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

     "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of any Obligor to perform its obligations under the Financing Agreements to which it is a party, or (c) the validity or enforceability of any Financing Agreement.

     "MATERIAL SUBSIDIARY" is defined in Section 9.7.

     "MEMORANDUM" is defined in Section 5.3.

     "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NAIC" means the National Association of Insurance Commissioners or any successor thereto.

     "NET INCOME" of any Person means, with reference to any period, the net income (or loss) of such Person and its Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

     "NET MARK-TO-MARKET EXPOSURE" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Agreements. "Unrealized losses" shall mean the fair market value of the cost to such Person of replacing the transaction under any Swap Agreement as of the date of determination (assuming such transaction were to be terminated as of that date), and "unrealized profits" shall mean the fair market value of the gain to such Person of replacing such transaction as of the date of determination (assuming such transaction were to be terminated as of that date).

     "NET SALES AMOUNT" means, with respect to any Asset Disposition by an Obligor or any Subsidiary, an amount equal to the difference of:

          (a) the aggregate amount of consideration (valued at the fair market value thereof by such Obligor or such Subsidiary in good faith) received by such Obligor or such Subsidiary in respect of such Asset Disposition minus

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Obligor or such Subsidiary in connection with such Asset Disposition.

     "NOTES" is defined in Section 1.

     "OBLIGORS" means the Company and the Guarantors and any other Person that grants a security interest and Lien in any of its property as security for the Notes.

     "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer of an Obligor or of any other officer of an Obligor whose responsibilities extend to the subject matter of such certificate.

     "OPERATING LEASE" of a Person means any lease of property (other than a Capital Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

     "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which any Obligor or any ERISA Affiliate may have any liability.

     "PRIORITY DEBT" means the sum, without duplication, of (i) Indebtedness of the Company and any Subsidiary secured by Liens not otherwise permitted by clauses (a) through (n) of Section 10.5; and (ii) all other Indebtedness of Subsidiaries not otherwise permitted by clauses (a) through (e) of Section 10.8.

     "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "PROPERTY REINVESTMENT APPLICATION" means the application of any Net Sales Amount (or a portion thereof) to the acquisition by an Obligor or any Subsidiary thereof of operating assets of such Obligor or such Subsidiary to be used in the business of such Person or otherwise re-invested in such Person's business through Acquisitions, purchases of fixed assets or similar fixed investments.

     "PTE" means a Prohibited Transaction Exemption issued by the Department of Labor.

     "PURCHASER" is defined in the first paragraph of this Agreement.

     "QUALIFIED INSTITUTIONAL BUYER" means any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

     "RELATED FUND" means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

     "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other senior vice president or other executive officer of the Company or another applicable Obligor, as the context requires, with responsibility for the administration of the relevant portion of this Agreement.

     "SEC" shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

     "SECURITIES" or "SECURITY" shall have the meaning specified in Section 2(1) of the Securities Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "SENIOR DEBT" means any Indebtedness of the Company or any Subsidiary owing to any Person which is not the Company, a Subsidiary or an Affiliate and which is not expressed to be junior or subordinate to any other Indebtedness of the Company or such Subsidiary.

     "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer, director of treasury or controller of the Company or another applicable Obligor, as the context requires.

     "SUBSIDIARY" means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company or of any Obligor.

     "SVO" means the Securities Valuation Office of the NAIC or any successor to such Office.

     "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

     "TRANSFER" means with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including any disposition of any capital stock of any Subsidiary or the assets of any Subsidiary, whether by merger, consolidation or otherwise.

     "USA PATRIOT ACT" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent of all of the Equity Interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company or the Company's other Wholly-Owned Subsidiaries at such time.

     "WILDCARD ACQUISITION" means the acquisition by the Company of all issued and outstanding stock of WildCard Systems, Inc., a Florida corporation.

The following Schedules and Exhibits have been omitted from this Exhibit:

SCHEDULE A     -- INFORMATION RELATING TO PURCHASERS
SCHEDULE 5.4   -- Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5   -- Financial Statements
SCHEDULE 5.8   -- Litigation
SCHEDULE 5.15  -- Existing Indebtedness
EXHIBIT 1      -- Form of 5.39% Senior Guaranteed Note due September 30, 2012
EXHIBIT 4.4(a) -- Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(b) -- Form of Opinion of Special Counsel for the Purchasers
EXHIBIT 4.14   -- Form of Intercreditor Agreement
EXHIBIT 9.7.   -- Form of Joinder Agreement

The registrant will furnish supplementally a copy of any Omitted Schedule or Exhibit to the Securities and Exchange Commission upon the request of the Commission.